Exhibit 99.1

News Release

Investor Contact:	Nicole McIntosh	Press Contact:	Roger Hoadley
	Investor Relations Manager		Communications Manager
	(913) 236-1880		(913) 236-1993

Waddell & Reed Financial, Inc. Announces Executive Management Changes

OVERLAND PARK, KS, May 25/PRNewswire/ — Waddell & Reed Financial, Inc. announced today that Keith A. Tucker has stepped down from the positions of chairman of the board and chief executive officer.

“My thirteen-plus years with the Company have been one of the longest stints of all my diverse professional experiences,” Tucker stated.  “In many ways, these years have been among the most challenging, but also the most rewarding because of my association with a remarkable group of people.”

Consistent with emerging best practices in corporate governance, the position of chairman of the board is now separated from that of chief executive officer.  The Company’s president, Henry J. Herrmann, becomes chief executive officer. Alan W. Kosloff, an independent member of the board of directors, becomes the board’s independent, non-executive chairman. Herrmann remains chairman of the Investment Policy Committee

Tucker will continue to serve Waddell & Reed as a consultant for a period of eight years, and during that time will also serve as a non-voting emeritus member of the board.

“For some time now, I have been devoting significant energy toward resolving matters involving major litigation,” Tucker said. “Now that these matters have been essentially resolved, I am comfortable that as I move on to new challenges, Waddell & Reed is on the right path. As a shareholder and as a professional long associated with this Company, I am confident in the firm’s future success.”

Earlier this month, Waddell & Reed announced agreements to settle major litigation in which the Company was involved, including an agreement with the NASD and agreements in principle with a consortium of states relating to variable annuity sales practices, and, separately, with Torchmark Corporation.

“During his time here, Keith made many contributions to Waddell & Reed’s success, and we are grateful to him for those contributions,” Herrmann said. “We are excited about our future and we look forward with optimism. We have a strong management team in place, and I have pledged to the board that I will reflect the confidence they have placed in me by demonstrating leadership consistent with Waddell & Reed’s best traditions.”

In their new roles, Herrmann will lead in the development of corporate strategy and in the day-to-day execution of Company operations, and Kosloff will lead in the board’s oversight of the Company.  Tucker will be available to provide background and context on business issues on an ad hoc basis.

“This is a time of resolution and renewal for Waddell & Reed. We are resolving extraneous issues that will enable us to restore our full focus on our core business. We are renewing our commitment to the values of service, quality and leadership that have served our customers, stockholders and employees across eight decades,” Kosloff said. “The board has full confidence in Hank Herrmann, and we look forward to drawing from the fine qualities of leadership that have already earned him great respect from employees, stockholders and the investment community.”

Herrmann, 62, joined Waddell & Reed in 1971 and was named chief investment officer in March 1987, and a director and president of the Company upon its going public in March 1998.

Kosloff, 64, has been a director of the Company since January 2003. He has served as chairman of Kosloff & Partners, LLC, Kansas City, MO., a consulting and investment firm, since April 1996.  Previously, Kosloff served as chairman of Jones & Mitchell, Olathe, KS., an imprinting and licensed sportswear company and chairman, chief executive officer and president of American Marketing Industries, Inc., Kansas City, MO., an apparel manufacturing, distribution and marketing firm, from 1976 to 1995.

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios.  Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed. InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.